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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of Allied Motion Technologies Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-37473, 33-44997, 333-21337, 333-55344 and 333-122281) on Form S-8 and in the registration statement (No.333-119090) on Form S-3 of Allied Motion Technologies Inc. of our report dated March 20, 2006, with respect to the consolidated balance sheets of Allied Motion Technologies Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' investment and comprehensive income and cash flows for the years ended December 31, 2005, 2004 and 2003, and the related financial statement schedule, which report appears in the December 31, 2005 annual report on Form 10-K of Allied Motion Technologies Inc.

KPMG LLP

Denver, Colorado
March 24, 2006

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  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM